EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Global Power Equipment Group Inc.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-169613 and No. 333-169614) of Global Power Equipment Group Inc. of our report dated March 22, 2011, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

BDO USA, LLP

Dallas, Texas

March 22, 2011